UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gulfport Energy Corporation

(Name of Registrant as Specified In Its Charter)

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3001 Quail Springs Parkway

Oklahoma City, Oklahoma 73134

May 3, 2019

To the Company’s Stockholders:

On April 30, 2019, Gulfport Energy Corporation, a Delaware corporation (the “Company”), filed its definitive proxy statement on Schedule DEF14A (the “2019 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the 2019 Annual Meeting of the Company’s Stockholders (the “2019 Annual Meeting”). The 2019 Proxy Statement includes, among other proposals, the proposal to approve the Company’s 2019 Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan was adopted by the Company’s Board of Directors on April 29, 2019, subject to the approval by the Company’s stockholders at the 2019 Annual Meeting. This proposal and the material terms of the Stock Incentive Plan, as amended and restated, are described in the 2019 Proxy Statement under Proposal 2 (the “Plan Amendment Proposal”).

In the description of the Plan Amendment Proposal included in the 2019 Proxy Statement, the Company disclosed each class of persons eligible to participate in and receive awards under the Stock Incentive Plan, consisting of employees, consultants and directors of the Company and its related companies, and the types of awards that may be granted under the Stock Incentive Plan. As disclosed in the Company’s Annual Report on Form 10-K for 2018 (the “Annual Report”), which is being delivered to the Company’s stockholders together with the 2019 Proxy Statement and related notice of the 2019 Annual Meeting in compliance with the rules and regulations of the SEC, as of December 31, 2018, the Company (which includes its consolidated subsidiaries) had 350 employees. As disclosed in the 2019 Proxy Statement, the Company has seven non-employee directors who are eligible to participate in the Stock Incentive Plan. Approximately six consultants are eligible to participate in the Stock Incentive Plan, however the Company has not made equity grants to its consultants in the past and has no current intention to do so in the future.

The information included above does not make any revisions to the Plan Amendment Proposal, any other proposals included in the 2019 Proxy Statement or the Board of Director’s recommendation with respect to such proposals. The proxy materials, including the notice of the 2019 Annual Meeting, the 2019 Proxy Statement, this letter and the Annual Report, are also available on our website at www.gulfportenergy.com/proxy.

It is important that your shares be represented at the 2019 Annual Meeting. Whether or not you plan to attend the meeting, please complete and return the proxy card provided to you in connection with the 2019 Annual Meeting or vote by telephone or via Internet in accordance with the instructions provided to you with the proxy materials. Please note that submitting a proxy by mail, telephone or Internet will not prevent you from attending the 2019 Annual Meeting and voting in person.

Sincerely, /s/ David M. Wood David M. Wood Chief Executive Officer and President